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                                                                    EXHIBIT 10.5

                              EMPLOYMENT AGREEMENT

This Employment Agreement (the "AGREEMENT") is entered into effective as of January 3, 2003, between SoundView Technology Group, Inc., a Delaware corporation (the "CORPORATION") and Margot Lebenberg (the "EMPLOYEE").

                              W I T N E S S E T H:

     The Corporation desires to confirm the employment of the Employee in order to have the benefits of her expertise and knowledge. The Employee, in turn, desires her employment with the Corporation on the terms set forth in this Agreement. The parties, therefore, enter into this Agreement to establish the terms and conditions of the Employee's employment with the Corporation.

     In consideration of the mutual covenants and representations contained in this Agreement, the Corporation and the Employee agree as follows:

     1.   EMPLOYMENT OF EMPLOYEE; DUTIES.

     The Corporation agrees to employ the Employee, and the Employee agrees to be employed by the Corporation, as General Counsel, Secretary and Executive Vice President and as a Managing Director, in the Old Greenwich office, for the period specified in Section 2 (the "EMPLOYMENT PERIOD"), subject to the terms and conditions of this Agreement. It is agreed to and understood that prior to relocation to the Connecticut/Westchester, New York area, the Employee may work out of her home office one day a week. During the Employment Period, the Employee shall report to the Chief Executive Officer and she shall assume such duties and responsibilities consistent with her position as may be reasonably assigned to her by the Corporation.

     2. EMPLOYMENT PERIOD. The Employment Period shall begin on February 24, 2003 and shall continue until December 31, 2004.

     3. BASE SALARY. During the Employment Period, the Corporation shall pay the Employee at a monthly rate equal to an annual salary of Two Hundred Thousand Dollars ($200,000) for 2003 and Two Hundred and Fifty Thousand Dollars ($250,000) for 2004 (the "Base Salary"). The Base Salary shall be payable in equal periodic installments which are not less frequent than monthly. The Base Salary shall be subject to annual review for upward adjustments based on the policies of the Corporation and the Employee's contributions to the business of the Corporation.

     4. ANNUAL BONUS PLAN. During the Employment Period, the Employee shall be entitled to participation at the senior executive level in the Corporation's bonus plan. Upon the commencement of the Employment Period, the Employee shall be entitled to a guaranteed bonus

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of Sixty Thousand Dollars ($60,000) (the "SIGNING BONUS"). The Signing Bonus
shall be paid no later than February 28, 2003. For the period ending December 31, 2003, the Employee shall be entitled to a guaranteed bonus of at least Three Hundred and Fifty Thousand Dollars ($350,000) (the "2003 BONUS"). The 2003 Bonus shall be paid no later than January 31, 2004. Continued employment by the Employee throughout the period covered by the 2003 Bonus, except as may otherwise be provided in Section 8, is a requirement for payment to be made by the Corporation. The amount of the bonus, if any, in excess of the 2003 Bonus, shall take into account various factors, including the overall financial performance of the Corporation and may include, if applicable, achievement of objective written goals set for the Executive by mutual agreement with the Corporation, but it also being understood and agreed that any such additional bonus shall be in the sole and absolute discretion of the Corporation.

     5.   BENEFITS.

          (a) In addition to and except for the matters governed by this Agreement, the Employee shall be entitled to all employee benefits and perquisites, including but not limited to pension, deferred compensation plans, incentive, stock options, group life insurance, disability, sickness and accident insurance and health benefits under such plans and programs as provided to other senior executive officers of the Corporation from time to time.

          (b) The Employee shall be entitled to four (4) weeks paid vacation as well as holidays, leave of absence and leave for illness and temporary disability in accordance with the policies of the Corporation.

          (c) The Employee shall be entitled to reimbursement for normal and customary business expenses, including professional and association fees in accordance with the Company's policies for expense reimbursement. The Corporation shall pay the Employee's reasonable relocation expenses associated with her move from the New York City to the Connecticut/Westchester, New York area, not to exceed $35,000.

          (d) The Corporation shall cover Employee under their Directors and Officers insurance, shall provide Employee with Professional Liability Insurance and shall execute an indemnification agreement indemnifying Employee similar to those previously entered into and executed by the Corporation.

     6. RESTRICTED STOCK GRANT. The Employee shall be granted One Hundred Thousand (100,000) shares of restricted stock of the Corporation on her first day of employment at the Company (currently scheduled for February 24, 2003). Employee shall be granted a minimum of an additional Fifty Thousand (50,000) shares of restricted stock of the Corporation on or about January 31, 2004. The terms of the restricted stock grants shall be set forth in a Restricted Stock Agreement in the general form of Exhibit 1 and shall vest annually over a three
(3) year period. In the event of changes in the Common Stock of the Corporation by reason of any stock dividend, spin-off, split-up, recapitalization, merger, consolidation, business combination or exchange of shares and the like, the Corporation shall make an equitable adjustment to the number of restricted shares to be granted hereunder.

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     7.   NON-DISCLOSURE; NON-COMPETITION

     7.1 EMPLOYEE NON-DISCLOSURE, NON-COMPETITION AND ASSIGNMENT OF INVENTIONS AGREEMENT. As a condition to this Agreement, Employee agrees to execute and comply with the terms and conditions of the "SoundView Technology Group, Inc. Employee Non-Disclosure, Non-Competition and Assignment of Inventions Agreement" (the "Non-Disclosure Agreement") attached as Exhibit 1.

     7.2 CONFIDENTIALITY. Employee covenants and agrees to keep this Agreement and its terms confidential and to not discuss or disclose the terms of this Agreement or any of the discussions or correspondence relating thereto with any past, present or future employees of the Corporation, any prospective employer(s) or any representatives thereof. Notwithstanding the foregoing, Employee may discuss and disclose the terms of this Agreement with her attorney, financial advisors and immediate family members, provided she first informs such individuals of their obligation to keep that information confidential.

     8.   TERMINATION.

     8.1  TERMINATION BY THE CORPORATION.

          (a) The Corporation may terminate the Employee's employment under this Agreement without Cause (as defined in Section 8.1(b)), at any time by giving notice thereof to the Employee. The Employment Period shall terminate as of the date of such termination of employment.

          (b) The Corporation may terminate the Employee's employment under this Agreement for Cause at any time by notifying the Employee of such termination. For all purposes of this Agreement, the Employment Period shall end as of the date of such termination of employment. "CAUSE" shall mean the Executive's (i) neglect, failure or refusal to timely perform the duties of her employment (other than by reason of a physical or mental illness or impairment), or her gross negligence in the performance of her duties, (ii) material breach of any agreements, covenants and representations made in any employment agreement or nondisclosure agreement with the Corporation or any subsidiary,
(iii) violation of any law, rule, regulation or by-law of any governmental authority (state, federal or foreign), any securities exchange or association or other regulatory or self-regulatory body or agency applicable to the Corporation or any subsidiary or any material general policy or directive of the Corporation or any subsidiary, (iv) conviction of, or plea of guilty or nolo contendere to, a crime involving a felony, (v) giving or accepting undisclosed material commissions or other payments in cash or in kind in connection with the affairs of the Corporation or its clients, or (vi) habitual abuse of alcohol or drugs.

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     8.2  TERMINATION BY THE EMPLOYEE. The Employee may terminate this
Agreement at any time, for any reason or for no reason at all, by giving notice thereof to the Corporation at least thirty (30) days before the effective date of such termination. The Employment Period shall terminate as of the date of such termination of employment.

     8.3  SEVERANCE BENEFITS.

          (a) Except as provided in 8.3(b), if the Employee's employment under this Agreement is terminated on or before the end of the Employment Period by the Corporation without Cause or if the Employee dies or becomes disabled (as defined in Section 8.4) or by the Employee for Good Reason (as defined in
Section 8.3(d)), the Corporation shall pay the Employee a lump sum cash payment, within thirty (30) days of the date of such termination, equal to the remainder of the salary of the Employment Period, and the 2003 Bonus if it has not yet been paid as well as 50% of any unvested Restricted Stock.

          (b) If the Employee's employment under this Agreement is terminated by the Corporation following a Change of Control or terminated by the Corporation within three months prior to an executed agreement leading to a Change of Control without Cause or by the Employee for Good Reason, the Corporation shall pay the Employee a lump sum cash payment, within thirty (30) days of the date of such termination, equal to four hundred thousand dollars ($400,000) plus the 2003 Bonus if it has not yet been paid.

          (c) If the Employee's employment under this Agreement is terminated by the Corporation for Cause or by the Employee without Good Reason, the Corporation shall only pay the Employee a lump sum cash payment within thirty
(30) days of the date of such termination, equal to Employee's unpaid Base Salary to the termination date.

          (d) "GOOD REASON" means any material failure by the Corporation to pay or provide the compensation and benefits under this Agreement or a breach by the Corporation of this Agreement; provided that, in each such event, the Employee shall give the Corporation notice thereof which shall specify in reasonable detail the circumstances constituting Good Reason, and there shall be no Good Reason with respect to any such circumstances cured by the Corporation within thirty (30) days after such notice.

          (e)  A "CHANGE IN CONTROL" shall be deemed to have occurred on:

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               (i)     the date of the acquisition by any "person" (within the
                       meaning of Section 13(d)(3) or 14(d)(2) of the Exchange
                       Act), excluding the Corporation or any of its subsidiaries or affiliates or any employee benefit plan sponsored by any of the foregoing, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 50.1% or more of either (x) the then outstanding shares of common stock of the Corporation or
                       (y) the then outstanding voting securities entitled to vote generally in the election of directors; or

               (ii) the date the individuals who constitute the Board as of the date of the Corporation's initial public offering (the "Incumbent Board") cease for any reason to constitute at least a majority of the members of the Board, provided that any individual becoming a director subsequent to the effective date of the initial public offering whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than any individual whose nomination for election to Board membership was not endorsed by the Corporation' management prior to, or at the time of, such individual's initial nomination for election) shall be, for purposes of the Plan, considered as though such person were a member of the Incumbent Board; or

               (iii) the consummation of a merger, consolidation, recapitalization, reorganization, sale or disposition of all or a substantial portion of the Corporation's assets, a reverse stock split of outstanding voting securities, the issuance of shares of stock of the Corporation in connection with the acquisition of the stock or assets of another entity, provided, however, that a Change in Control shall not occur under this clause (iii) if consummation of the transaction would result in at least 51% of the total voting power represented by the voting securities of the Corporation (or, if not the Corporation, the entity that succeeds to all or substantially all of the Corporation's business) outstanding immediately after such transaction being beneficially owned (within the meaning of Rule 13d-3 promulgated pursuant to the Exchange Act) by at least 75% of the holders of outstanding voting securities of the Corporation immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction.

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          (f)  If the Employee is entitled to receive payments or other benefits under this Agreement upon the termination of his employment with the Corporation, the Employee hereby irrevocably waives the right to receive any payments or other benefits under any other severance or similar plan maintained by the Corporation ("OTHER SEVERANCE PLAN"), provided, however, that if the payments and other benefits provided under such Other Severance Plan exceed the payments and other benefits under this Agreement, the Employee, in his sole discretion, may elect to receive the payments and benefits under such Other Severance Plan in lieu of the payments and benefits under this Agreement upon her termination of employment. Notwithstanding anything to the contrary in this Agreement, nothing contained herein shall affect Employee's rights with respect to any stock option, restricted stock or other equity participation granted pursuant to any stock option, restricted stock, or other equity participation plan of the Corporation or its affiliates, all of which shall be governed by the terms of the governing documents, including the specific grant documents.

     8.4 TERMINATION BY DEATH OR DISABILITY. Except for the right to the payment of any unpaid Base Salary and any guaranteed bonus, as provided in this Agreement, This Agreement shall terminate automatically upon the Employee's death. If the Corporation determines in good faith that the Employee has a "total disability" (within the meaning of such term or of a similar term as defined in the Corporation's long-term disability plan as in effect from time to time), the Corporation may terminate her employment under this Agreement by notifying the Employee thereof at least thirty (30) days before the effective date of such termination.

     9. NOTICES. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to the Employee at the last address she has filed in writing with the Corporation or, in the case of the Corporation, to the Corporation's principal executive offices.

     10. WITHHOLDING TAXES. The Corporation shall have the right, to the extent required by law, to withhold from any payment of any kind due to the Employee under this Agreement to satisfy the tax withholding obligations of the Corporation under applicable law.

     11. BINDING AGREEMENT; WAIVER. This Agreement shall be binding upon the Employee and the Corporation on and after the date of this Agreement. The rights and obligations of the Corporation under this agreement shall inure to the benefit of and shall be binding upon the Corporation and any successor of the Corporation, and the benefits of this Agreement shall inure to the benefit of the Employee's estate and beneficiaries in the event of the Employee's death or legal guardian in the event of his total disability. Neither party may assign his or its duties or rights under this Agreement without the prior written consent of the other party; provided, however that (i) the Corporation may assign this Agreement to any subsidiary, parent or affiliate, without the consent of the Employee, and such assignment shall not, in and of itself, constitute, a termination of employment under this Agreement and (ii) this Agreement may be assigned without consent in connection with any sale of all or substantially all of the Corporation's assets or upon any merger, consolidation or reorganization of the Corporation with or into any other corporation.

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     12.  ENTIRE AGREEMENT. This Agreement and the SoundView Technology Group,
Inc. Employee Non-Disclosure, Non-Competition and Assignment of Inventions Agreement constitute the entire understanding of the Employee and the Corporation with respect to the subject matter hereof and supersedes and voids any and all prior agreements or understandings, written or oral, regarding the subject matter hereof. This Agreement may not be changed, modified, or discharged orally, but only by an instrument in writing signed by the parties.

     13. GOVERNING LAW AND SEVERABILITY. This Agreement shall be governed by the laws of the State of New York (without giving effect to choice of law principles or rules thereof that would cause the application of the laws of any jurisdiction other than the State of New York) and the invalidity or unenforceability of any provisions hereof shall in no way affect the validity or enforceability of any other provision. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     14. ARBITRATION. DISPUTES REGARDING THE EMPLOYEE'S EMPLOYMENT WITH THE CORPORATION, INCLUDING, WITHOUT LIMITATION, ANY DISPUTE UNDER THIS AGREEMENT WHICH CANNOT BE RESOLVED BY NEGOTIATIONS BETWEEN THE CORPORATION AND THE EMPLOYEE, BUT EXCLUDING ANY DISPUTES REGARDING THE EXECUTIVE'S COMPLIANCE WITH THE RESTRICTIONS OF THE EMPLOYEE NON-DISCLOSURE, NON-COMPETITION AND ASSIGNMENT OF INVENTIONS AGREEMENT REFERRED TO IN SECTION 6 OF THIS AGREEMENT, SHALL BE SUBMITTED TO, AND SOLELY DETERMINED BY, FINAL AND BINDING ARBITRATION CONDUCTED BY JAMS/ENDISPUTE, INC.'S A RBITRATION RULES APPLICABLE TO EMPLOYMENT DISPUTES, AND THE PARTIES AGREE TO BE BOUND BY THE FINAL AWARD OF THE ARBITRATOR IN ANY SUCH PROCEEDING. THE ARBITRATOR SHALL APPLY THE LAWS OF THE STATE OF NEW YORK WITH RESPECT TO THE INTERPRETATION OR ENFORCEMENT OF ANY MATTER RELATING TO THIS AGREEMENT; IN ALL OTHER CASES THE ARBITRATOR SHALL APPLY THE LAWS OF THE STATE SPECIFIED IN THE CORPORATION'S ALTERNATIVE DISPUTE RESOLUTION POLICY AS IN EFFECT FROM TIME TO TIME (IF ANY). ARBITRATION MAY BE HELD IN NEW YORK, NEW YORK, OR SUCH OTHER PLACE AS THE PARTIES HERETO MAY MUTUALLY AGREE, AND SHALL BE CONDUCTED SOLELY BY A FORMER JUDGE. JUDGMENT UPON THE AWARD BY THE ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF.

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     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                         SOUNDVIEW TECHNOLOGY GROUP, INC.


                                          /s/ Mark F. Loehr
                                         --------------------------------------

                                         Mark F. Loehr
                                         Chief Executive Officer


                                         EMPLOYEE:


                                          /s/ Margot Lebenberg
                                         ---------------------


Date:  ____________________

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